EXHIBIT 10.5

Agreement by and between the Company Burnham Hill Partners LLC dated June 7, 2011

CONSULTING AGREEMENT FOR SERVICES BETWEEN

Vycor Medical, Inc. and Burnham Hill Advisors, LLC

This Consulting Agreement (the “Agreement”) dated as of the 7th day of June, 2011 (the “Effective Date”) is made and entered into by and between Vycor Medical Inc. (the “Company”), having a place of business at 3651 FAU Boulevard, Suite 300, Boca Raton, FL 33431 and Burnham Hill Advisors LLC, having a place of business at 501 Madison Ave,  Suite 501, New York,  NY 10022 (“BHA”).

WHEREAS, the parties desire to define the terms and conditions under which BHA shall act as a consultant to the Company providing advice and services to the Company for its operating business;

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.

Relationship of the Parties.

BHA shall act as a financial and corporate strategy consultant to the Company and shall provide corporate financial services.  The relationship between the Company and BHA is an independent contractor relationship, and nothing herein shall create a partnership, joint venture, agency or employer/employee relationship between the Company and BHA.  BHA shall not be covered by the Company’s workers’ compensation or health insurance and BHA shall not be entitled to any other employee benefits provided by the Company.  BHA shall have no authority to bind the Company or its affiliates and covenants and agrees not to make any attempt to so bind the Company or its affiliates.  BHA further covenants and agrees not to make representations that BHA has the power to bind the Company or its affiliates.

2.

Services.

A.

BHA will, at the Company’s request, provide to the Company the following services (the “Services”): (i) assist the Company in its development of its business plan and forecasts; (ii) assist the Company in developing its business strategy; (iii) assist the Company in its business processes, including but not limited to, establishing tools and procedures for evaluating its existing business and tracking performance; (iv) assist in corporate development activities including alliances and acquisition analysis and structuring; and (v) assist the Company in its efforts to secure distribution partners and joint ventures.

B.

BHA acknowledges and agrees that all work performed under this Agreement is specially ordered by the Company and shall be work made for hire. The    Company shall be the owner of all such work and BHA hereby assigns, transfers and conveys to the Company, without reservation, all worldwide  ownership rights, title and interest in and to such work.

3.

Performance.

BHA shall devote such time to performing the Services as BHA shall deem, at its reasonable discretion, necessary. Such services, in BHA's discretion, shall be rendered in person or by telephone or other electronic communication.

4.

Term and Termination.

The term of this Agreement shall begin on the Effective Date and end six (6) months after the effective date.  The end of such term shall be the “Expiration Date.”

5.

Fees.

A.

Upon the execution of this Agreement, the Company shall pay BHA ten thousand dollars ($10,000) per month, for a period of six (6) months, on the 15th of each month (or the next business day if the 15th is a weekend) beginning on June 15, 2011.  Additionally, BHA or its designees or assignees shall be issued one million (1,000,000) restricted shares of the Company’s common stock (the “Stock”).

B.

The Stock and the rights and privileges conferred in whole or in part hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Company shall have no obligation to transfer such shares, unless registered under the Securities Act of 1933, as amended (the “Act”) or, in the opinion of counsel to the Company, such transaction is in compliance with or exempt from the registration and prospectus requirements of the Act. Each certificate or other documentation evidencing the ownership of any shares of the Stock to be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR

BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.”

C.

The certificate may also bear additional inscriptions that the Company, in its sole and absolute discretion, otherwise deems are required by federal, state, foreign or local securities laws. All shares of Stock shall be subject to such restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the US Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.

D.

The Stock is subject to all restrictions in this Agreement. By acceptance of the Stock, the BHA agrees that the Stock will be held for investment and will not be held with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act. As a condition of this Agreement, the Company may require the BHA to confirm any factual matters reasonably requested by counsel for the Company.

6.

Confidential Information.

A.

Non-Disclosure. Both parties acknowledge that either party may disclose to the other in connection with the performance of this Agreement information the disclosing party considers confidential or proprietary (“Confidential Information”), the disclosure of which would be damaging to the disclosing party. For purposes of this Section 6, Confidential Information shall include all nonpublic Information of either party and/or the Client which a party and/or Client (i) marks as, or (ii) claims to the other to be, trade secret information, or (iii) which is recognizable by its nature to be a trade secret, or (iv) which is learned by one party without the other's intentional disclosure to it, or (v) which one party knows is deemed by the other to be its trade secret information including, without limitation, all software (regardless of its state of completion or form of recordation), product proposals, internally devised technology, system or network architecture or topology, all security mechanisms, product or processing capacities, revenues, customer data (including identification), information relating to its business affairs (including internal procedures and policies) and work product.

B.

Maintenance of Confidential Information. Both parties, with respect to the Confidential Information, shall (i) maintain it in confidence; (ii) use at least the same degree of care in maintaining its secrecy as they use in maintaining the secrecy of their own proprietary, confidential and trade secret information, but in no event less than a reasonable degree of care; and (iii) use it only to fulfill their obligations under this Agreement unless hereafter agreed in writing by the other party.

C.

Survival. The provisions of this Section shall survive the termination or expiration of this Agreement and shall remain in effect so long as either party has in its possession any Confidential Information.

D.

Request for Disclosure. Both parties acknowledge the competitive value and confidential nature of the Confidential Information. In the event that the receiving party becomes legally compelled to disclose any of the disclosing party's Confidential Information, the receiving party shall provide the disclosing parts with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and the receiving party agrees to cooperate in seeking reasonable protective arrangements requested by the disclosing party. In the event that a protective order or other remedy to prevent disclosure is not obtained, the receiving party shall furnish only that portion of the Confidential Information which is legally required and the receiving party shall exercise its reasonable best efforts to obtain reasonable assurance that confidential treatment will be accorded the Confidential Information.

E.

Remedies.    Both parties acknowledge and agree that, given the nature of the Confidential Information and the damage that may result if information contained therein is disclosed to any third party, money damages may not be sufficient remedy for any breach of this Agreement, and that, in addition to all other remedies, the non-breaching party may be entitled to specific performance and injunctive or other equitable relief as deemed proper or necessary by a court of competent jurisdiction as a remedy for any such breach, and the breaching party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

F.

Exceptions. Neither party shall have any obligation concerning any portion of the Confidential Information which (i) was known or independently developed by the receiving party before receipt, directly or indirectly, from the disclosing party, (ii) is lawfully obtained, directly or indirectly, by the receiving party from another party under no obligation of confidentiality, or (iii) is or becomes publicly available other than as a result of an act or failure to act by the receiving party or its employees.

7.

Indemnification.

The Agreement shall be governed by the Indemnification Agreement attached hereto as Schedule A.

8.

Warranty.

A.

Performance of Services. BHA warrants to the Company that the Services will be performed in a good and workmanlike manner in accordance with the specifications described in this Agreement and prevailing industry standards.

B.

State and Federal Taxes. As between the Company and BHA, BHA is responsible for all taxes and regulatory fees applicable to the services rendered.  As neither parties' personnel are employees of the other, neither party shall take any action or provide the other's personnel with any benefits or commitments inconsistent with any of its obligations hereunder. In particular: (i) Company will not withhold FICA (Social Security) from BHA's payments; (ii) neither party will make state or federal unemployment insurance contributions on behalf of the other or the other's personnel; (iii) Company will not withhold state and federal income tax from payment to BHA; (iv) neither party will make disability insurance contributions on behalf of the other; or (v) neither party will obtain worker's compensation insurance on behalf of the other or the other's personnel.

C.

Qualified Personnel. All Services being provided by BHA hereunder must be performed by employees or agents of BHA having a level of skill, training and expertise commensurate with the requirements of the Services being performed.

9.

Compliance with Applicable Laws.

Both parties shall at their own expense comply with all laws and regulation of    federal, state and local government authorities relating to its obligations under this Agreement, including without limitation, all safety and employment tax regulations.

10.

Assignment.

Neither party shall sell, assign, or subcontract any right or obligation hereunder without the prior written consent of the other and such consent shall not be unreasonably withheld or delayed; provided, that the Company may assign, upon written notice to BHA, its rights and obligations hereunder:  (a) to its subsidiary, parent or affiliate; (b) pursuant to any sale or transfer of all or substantially all of its assets; or (c) pursuant to any financing, merger, acquisition or reorganization.

11.

Entire Agreement.

This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements.  Any waiver, modification or amendment of any provisions of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

12.

Severability.

If any of the provisions of this Agreement are held to be invalid or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.

No Waiver of Default.

The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

14.

Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of New York, without giving effect to its conflict of law principles.

15.

Covenant of Good Faith.

The parties agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

16.

Survival.

The provisions of this Agreement that by their nature extend beyond the expiration or early termination of this Agreement will survive and remain in effect until all obligations are satisfied.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Burnham Hill Advisors, LLC

Vycor Medical, Inc.

By: _______________________

By: _______________________

Name:

Name:

Title: Managing Member

Title:

Date: June 7, 2011

Date: June 7, 2011

TO:

Burnham Hill Advisors LLC

Date: June 7, 2011

501 Madison Ave., Suite 501

New York, NY 10022

In connection with your engagement pursuant to our letter Agreement of even date herewith (the “Engagement”), we agree to indemnify and hold harmless Burnham Hill Advisors LLC (“BHA”) and its affiliates, the respective directors, officers, partners, agents and employees of BHA and its affiliates, and each other person, if any, controlling BHA or any of its affiliates or successor in interest (collectively, “Indemnified Persons”), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively “Losses”) (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of the letter Agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding (“Action”) referred to above (or enforcing this Agreement or any related engagement Agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom.  In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing. If requested by BHA, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to BHA.

If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for. In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your expenses related thereto and for every day or part thereof that we are required to be there or in preparation thereof. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this Agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this Agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This Agreement and any other Agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.

Very truly yours,

Accepted and Agreed:

BURNHAM HILL PARTNERS LLC	VYCOR MEDICAL, INC.

By:	By:
Name: Jason Adelman	Name:
Title:	Title: